EXHIBIT 99.1

09:00:00 ET Call begins:

Speaker – Elchanan Maoz, Metro one.

This is Nani Maoz here. I'm the Chairman and the CEO of Metro One. Thank you all for attending. Thank you, Jacquie, for arranging this. The reason for the call that we arranged is to give an update to our investors and to new goals and what we're trying to achieve in the near future. I'd like to try and go first over some of the history and the milestones that we've achieved so far in order to make you understand some of the complexities that we had to deal with without talking about the commercial side, as we'll discuss at the later stage. We took a basically a, at the time, a dead company, a non-reporting OTC company, and we bought control over this company. We set up a board to the company. We then restructured the company so that everybody would have common stock rather than convertible preferred and common stock. So everybody's on the same page. We then went through a process of making the company OTC current, because at the time the company was not reporting anything. So that we had to go through this process of making it OTC current. It was quite a long process and quite complex. We became OTC current, which allowed more investors to invest in the stock. And then at the later stage, we filed an S1 so that the company becomes an SEC reporting company, more transparent, and adding more potential shareholders to the pool of investors that can invest in the company. This was also a very complex and long and expensive process that we finished a while ago. And as a part of the S1, we also registered quite a few of the stocks so that they can be traded freely. Just after the shareholders meeting that we structured the company and made it all common stock, we raised some money into the company from prominent shareholders. And with this initial money, we paid for some of the complex processes that we had to go through in order to make the company more compelling for investors and also we acquired from bankruptcy the assets of Shelfy from Royal App at the time, from bankruptcy in Israel. It was November or maybe October of the same year in 2021 when we also raised some money in a PIPE financing. And at the later stage, the summer, you know, a year and two months ago, we raised money in a Note that we have. Then, apart from all the legal and regulation milestones that we had to go through in order to make the company a lively business with a board and with compliance and with prominent shareholders, we tried to help the acquisition in Israel with the landing of new clients for the business, the introduction of distribution channels, meeting with bankers, strategic alliances, making it from a legacy software company to a product company, and many other aspects of help that we provided for the company. We realized about six months ago that the world has changed since 2021 and the market does not like very small technology companies, the same way it used to like them back in 2021. The market does not support very well business models that take time to mature with uncertainty and good visibility that is not there. shareholders had almost zero appetite for keeping, you know, to support this specific venture. At some point, what we tried to do to make this specific venture more compelling is to merge it with a small software company that has far more revenues and a stronger management team to make it more compelling, but this did not materialize because of several reasons. So we basically stopped funding the assets of the subsidiary in Israel and we're now looking for an alternative company that has, by the way, if someone doesn't have his/her speaker on mute, please do. It's a lot of noise, thank you. We're now looking to acquire a technology company that has substantially more revenues than before, and is either not burning cash or even breaking even profitability, small profitability, larger business. The test is if we can help the business in the US and Europe, distribution channels, possibly landing clients, knowing the US market very well, making the company go public, whereas, you know, it would be impossible for the company to go public otherwise, with the current revenue and the current market environment. We're saving them the time, the capital, and obviously the impossibility that they would have otherwise to go public. We have already approached two candidates that fit this criteria. We think they're good candidates. Things have been going slowly in Israel, obviously, over the past few weeks, but we're not waiting only for the candidates to close. We're looking for alternatives as well. If these don't work, we have more names in the pipeline to try and close with. We want to make it, we want to do it the right way so that we have the right business in hand. This is not going to be a, likely not going to be a cash acquisition. It's going to be in stocks. And we're also not looking for an old economy business. We're looking for a business that the location is not that important. It could be Israeli, but the location is not important. Mainly, you know, a software business or a telecom business. Not business with assets on the ground. It could be employees, but nothing that has exposure to the political or geographical situation here. That's about it.

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We've had many, many things that made it more complex than we thought, including regulation. If we look at the recent reverse split, it took us months to complete. It looks like a technical thing to do, but it took months to complete with quite a few obstacles on the way that have nothing to do with us. But we're absolutely determined to complete the acquisition. This is our goal. a term sheet over the next two months. Nothing is guaranteed, but this is our goal. And we see quite a few compelling companies. The prices that we see are attractive. I think the recovery that you see in the US in the technology sector, has not really arrived in Israel yet. So we see quite a few compelling opportunities and we want to make sure that we're getting into the right one. And we're trying to do this as quickly as possible. We're not trying to waste time, but it takes time. There are many obstacles. We're determined to make it happen and this is where we stand. In terms of the note, the plan is a big portion of the note is my entities, Columbia Ventures and some other prominent investors that we have will probably suggest to the note holders once there's a deal to buy equity with it. Those who will want to stay in a simple note, you know, straight debt, we will likely be able to do this. We're accumulating the interest at the moment. We've been funding the company over the last few months, whatever is necessary to complete the deal, laws, regulations, auditors and so on. And that's about it. We wanted to open this also to Q&A. We filed everything. I don't know if everybody reads our filings. We're happy to discuss. We're happy to answer any questions you have.

Speaker, Jacqueline Danforth, moderator, Metro One.

Thank you, Nani, I've asked participants that wish to ask a question to unmute.

Speaker: Elchanan Maoz, Metro One

Okay, thank you.

No questions at all?

Speaker, Jacqueline Danforth, moderator, Metro One.

If anyone is having trouble unmuting, you could send me a note in the chat room and I'd be happy to assist you. Or if there is a question, if you could please unmute and pose your question now. Thank you.

Give me one moment, please. I have a question via Chat.

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Nani, I will proceed to ask it. From a shareholder that does not have a microphone, “What will the company do to get the stock back up at least to a fair level? The stock now has lost 99% of its value since the reverse split, so I figure the company must be interested in a higher stock as well?”

Speaker: Elchanan Maoz, Metro One

Yes, well, since we completed the reverse split recently, the stock has been extremely volatile to both directions. I think two or three weeks ago, there were a couple of days when, you know, high trading bought the stock at a price equivalent to 14 cents of pre-reverse split and now it's gone down, now it's gone up. We have no control over the stock but we think that when an acquisition will be more normal and will reflect, you know, a better value of the company than the very illiquid stock trading that we see post reverse split. We don't have any, you know, we don't have any control over this, obviously. And this is something that we're working on the business side. On the business side, once the business side will be sorted out, you know, I think the stock price will be more reflective of what will be in the company.

Speaker, Jacqueline Danforth, moderator, Metro One.

Thank you. Is there anyone else that has a question at this time?

We've had a new couple individuals enter the call.

I'm just going to let those persons know that we are now in the Q&A section of the call. If you have a question, please feel free to pose it now or send it to me via chat so that I can ask Mr. Maoz. Thank you.

Any more questions, please?

I have not received any further questions.

Speaker: Elchanan Maoz, Metro One

Well, I think that we can conclude this call then and we thank the shareholders and the note holders and all the people who invest in us and trust us. Thank you, Jacquie, for arranging this. If anybody has any further questions, you can always approach us. We're very happy to discuss anything.

Thank you very much.

Speaker, Jacqueline Danforth, moderator, Metro One

With that, then I will terminate this call for all parties.

Speaker: Elchanan Maoz, Metro One

Thank you for joining us.

Call Terminated at 09:23:57 ET

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